Exhibit 10.1

SUBLEASE

     THIS AGREEMENT, made as of the 1st day of January, 2004, between RFG ASSOCIATES, a New York general partnership, having offices at 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 1434 (“Sublandlord”) and eXegenics, Inc. having offices at                     (“Subtenant”).

WITNESSETH:

     WHEREAS, by lease dated January 22, 1997, as amended by First Amendment to Lease dated May 25, 2000 and Second Amendment to Lease dated February 7, 2002 (the “Prime Lease”), Sublandlord leases from The Uniland Partnership of Delaware L.P., successor in interest to Mills Associates III (the “Prime Landlord”) 1,971 square feet of rentable area in the premises located at 1250 Pittsford-Victor Road, Building 200, Suite 280, Pittsford, New York 14534 (the “Building”); and

     WHEREAS, Subtenant desires to sublease 500 square feet of rentable area from Sublandlord as outlined on Exhibit A attached hereto and made a part hereof (the “Premises”).

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublandlord and Subtenant stipulate, covenant and agree as follows:

1. Premises; Term

     Sublandlord hereby subleases to Subtenant the Premises for a month-to-month term This Agreement is terminable by either parry upon thirty (30) days’ notice.

2. Use

     Subtenant shall use and occupy the Premises for executive and administrative purposes only and for no other purposes.

3. Rent

     A. Subtenant shall pay Sublandlord the monthly rental of $625.00, payable in advance on the first day of each month without deduction, setoff or demand. Rent for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments shall be payable to and delivered to Sublandlord at the address set forth above, or such other place as Sublandlord may designate in writing.

     B. Subtenant shall pay as additional rent Subtenant’s pro rata share(hereinafter defined) of any increases in “building operating costs” (as defined in the Prime Lease) for which Sublandlord is responsible pursuant to Article 18 of the Prime Lease. Subtenant’s pro rate share is 24%, which is the ratio that square feet of rentable areas of the premises bears to square feet rentable area in the Building. Sublandlord shall furnish Subtenant with a true copy of the

Exhibit 10.1

statement of operating expenses, delivered by Prime Lessor to Sublandlord pursuant to the Prime lease and include thereon a detailed statement of Subtenant’s pro rata share of any increase in operating expenses. Subtenant shall reimburse Sublandlord within ten (10) days after the operating expense statement is furnished to Subtenant.

5. Preparation for Occupancy

     At the commencement of the of this Agreement, Subtenant shall accept the Premises in its then “as is” condition, “broom clean”, and all of Subtenant’s furniture, fixtures, equipment and other personal property shall be removed therefrom at Subtenant’s expense prior to the expiration of the term. Sublandlord shall not be required to perform work of any kind or nature.

6. Incorporation of Prime Lease

     This Sublease is subject to all of the terms of the Prime Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublandlord is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon Subtenant, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent that they apply to the Premises, inure to Subtenant’s benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublandlord and Subtenant shall be governed by the language of the various articles of the Prime lease as if they were typed out in this Sublease in full, and the words “Landlord”, “Tenant” and “Lease” as used in the Prime Lease, shall read, respectively. “Sublandlord”, “Subtenant” and “Sublease”.

7. Quiet Enjoyment

     A. Sublandlord covenants and agrees with Subtenant that upon Subtenant Paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant’s part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Subtenant shall have no claim against Sublandlord unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Prime lease which have been assumed by Sublandlord under this Sublease and have not been assumed by Subtenant hereunder.

     B. Subtenant covenants and agrees that Subtenant shall not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, and replacements to the Building and Premises, compliance with laws, and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant shall look solely to Prime Landlord to furnish all services and maintenance and to perform all obligation which Prime Landlord has agreed to perform and observe under the Prime Lease. Sublandlord shall not

Exhibit 10.1

be liable to Subtenant or be deemed in default hereunder for failure of Prime Landlord to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Landlord shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Subtenant may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease, and Sublandlord shall cooperate with Subtenant in such enforcement. However, Sublandlord shall not be obligated to initiate any arbitration or legal proceeding or otherwise to enforce the Prime Lease.

11. Casualty and Condemnation

     Article 16, titled “Eminent Domain” and Article 17, titled “Fire, Casualty, Etc.” of the Prime lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of rent and additional rent payable hereunder to the extent of damage to the Premises as determined by Prime Landlord, Sublandlord and Subtenant; provided, however, that such abatement shall in no event exceed the abatement granted to Sublandlord under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant’s business arising from the necessity of effecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease.

12. Binding and Entire Agreement

     This Sublease shall be binding on Subtenant and its heirs and executors, and on the respective legal representatives, successors and assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

13. Broker

     Subtenant warrants and represents to Sublandlord that no Person has negotiated or brought about this transaction and covenants and agrees to defend, indemnify and save harmless Sublandlord from and against any claim which may be asserted against Sublandlord by any Person other than for brokerage fees or commissions if (a) the claim is made in connection with this transaction and (b) Subtenant employed or dealt with the claiming Person. Subtenant shall reimburse Sublandlord for reasonable expenses, losses, costs and damages (including reasonable attorneys’ fees and court costs if Subtenant fails or refuses to defend as herein required) incurred by Sublandlord in connection with such claims. This Article shall survive the expiration or earlier termination of this Sublease.

Exhibit 10.1

14. Relationship to Prime Landlord

     Sublandlord acknowledges and agrees that, as between Sublandlord and Prime Landlord, Sublandlord shall remain the primary obligor under the Prime Lease. This acknowledgement is made by Sublandlord so that Sublandlord may execute and deliver this Agreement without the necessity of acquiring Prime Landlord’s consent, and shall in no way limit Sublandlord’s rights and remedies against Subtenant.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.

WTI’NESS:	RFG ASSOCIATES

	By:	/S/

Name: Mark A. Paganelli
Title: Partner

WITNESS:	EXEGENICS, INC.

	By:	/S/

Name: David Riggs
Title: President

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